CORRECTED

Pilgrim’s Pride Reports EBITDA of $222.5 Million with a Margin of 10.4% for the Third Quarter of 2013

GREELEY, Colo., October 30, 2013 – Pilgrim’s Pride Corporation (NASDAQ: PPC) reports third quarter 2013 financial results with net sales of $2.14 billion, $74 million higher than the $2.07 billion reported in the third quarter of 2012. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $222.5 million increased 116% compared to the $103 million generated in the prior year. Net income of $160.9 million reflected an improvement of 275% compared to the $42.9 million reported in the same period in 2012, with diluted earnings per share reaching $0.62 compared to $0.17 in the third quarter of 2012.

“We are pleased to see continued improvement reflected in our results based on the consistent execution of our strategy. Our engagement with key customers continues to reflect the value they expect from Pilgrim’s and is driving growth and success for our customers. We’ve also seen improvements in our margins as a result of the processes we’ve transformed through our commitment to operational excellence. We are close to achieving our operational improvement targets for the year and envision capturing even greater efficiencies in 2014. Our export model has enabled us to attain our goal of achieving 30% growth in value-added products year to date,” stated Bill Lovette, Pilgrim’s Chief Executive Officer.

“While we saw some volatility in the Mexican market this quarter, we believe the fundamentals of the business and growth opportunities remain intact. Market prices in the region softened during the quarter; however, we continue to view Mexico as a tremendous opportunity for profitability and growth.

Cash flows from operations were $285.8 million for the quarter, enabling us to reduce our debt by $252 million. Our ending net debt position was $582.1 million, which is 0.87 times our trailing twelve months’ EBITDA. This stronger capital structure is reflective of our effective operational execution and cash management strategy.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, October 31 at 7:00 a.m. Mountain (9 a.m. Eastern). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to:
http://services.choruscall.com/links/ppc131031.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (877) 270-2148 within the US or +1 (412) 902-6510 internationally and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through February 13, 2014.

About Pilgrim’s Pride

Pilgrim’s Pride Corporation employs approximately 37,500 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Rosemary Geelan
Pilgrim’s Pride Corp Investor Relations
Rosemary.geelan@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
Condensed Consolidated Balance Sheets

	September 29,	December 30,
	2013	2012
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$330,316	$68,180
Trade accounts and other receivables, less allowance
for doubtful accounts	407,002	384,930
Account receivable from JBS USA, LLC	4,454	1,514
Inventories	911,086	950,296
Income taxes receivable	66,649	54,719
Prepaid expenses and other current assets	72,825	56,047
Assets held for sale	25,320	27,042
Total current assets	1,817,652	1,542,728
Deferred tax assets	59,620	97,431
Other long-lived assets	38,831	45,523
Identified intangible assets, net	33,960	38,266
Property, plant and equipment, net	1,159,358	1,189,921
Total assets	$3,109,421	$2,913,869
Accounts payable	$370,034	$312,365
Account payable to JBS USA, LLC	5,893	13,436
Accrued expenses and other current liabilities	302,095	283,540
Income taxes payable	-	468
Current deferred tax liabilities	80,849	104,482
Current maturities of long-term debt	396	15,886
Total current liabilities	759,267	730,177
Long-term debt, less current maturities	912,019	1,148,870
Other long-term liabilities	84,566	125,825
Total liabilities	1,755,852	2,004,872
Common stock	2,590	2,590
Additional paid-in capital	1,644,418	1,642,003
Accumulated deficit	(263,507)	(669,711)
Accumulated other comprehensive loss	(32,397)	(68,511)
Total Pilgrim’s Pride Corporation stockholders’ equity	1,351,104	906,371
Noncontrolling interest	2,465	2,626
Total stockholders’ equity	1,353,569	908,997
Total liabilities and stockholders' equity	$3,109,421	$2,913,869

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29,	September 23,	September 29,	September 23,
	2013	2012	2013	2012
	(In thousands, except per share data)		(In thousands, except per share data)
Net sales	$2,142,815	$2,068,478	$6,363,863	$5,931,720
Cost of sales	1,906,242	1,962,343	5,726,348	5,571,431
Gross profit	236,573	106,135	637,515	360,289
Selling, general and administrative expense	43,797	41,782	131,888	131,477
Administrative restructuring charges, net	3,658	2,647	4,622	5,921
Operating income	189,118	61,706	501,005	222,891
Interest expense	20,413	25,260	68,199	78,430
Interest income	(571)	(256)	(1,494)	(886)
Foreign currency transaction losses, net	2,682	(7,701)	4,771	(5,417)
Miscellaneous, net	(8)	413	(730)	(272)

Income before income taxes	166,602	43,990	430,259	151,036
Income tax expense (benefit)	5,578	1,049	24,216	(656)
Net income	161,024	42,941	406,043	151,692
Less: Net income (loss) attributable to
noncontrolling interests	107	10	(161)	230
Net income attributable to
Pilgrim’s Pride Corporation	$160,917	$42,931	$406,204	$151,462
Weighted average shares of common stock
outstanding:
Basic	258,826	258,726	258,825	247,005
Diluted	259,386	258,837	259,166	247,103
Net income per share of common
stock outstanding:
Basic	$0.62	$0.17	$1.57	$0.61
Diluted	$0.62	$0.17	$1.57	$0.61

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Statements of Cash Flows

	Thirty-Nine Weeks Ended
	September 29	September 23
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net income	$406,043	$151,692
Adjustments to reconcile net income attributable to Pilgrim’s Pride
Corporation to cash provided by operating activities:
Depreciation and amortization	113,853	108,411
Foreign currency transaction losses (gains)	3,734	(5,620)
Accretion of bond discount	342	342
Asset impairment	3,457	1,342
Loss (gain) on property disposals	(509)	5,134
Share-based compensation	2,415	465
Changes in operating assets and liabilities:
Restricted cash and cash equivalents	-	8,153
Trade accounts and other receivables	(25,458)	(3,172)
Inventories	39,421	(94,972)
Prepaid expenses and other current assets	(17,304)	(1,120)
Accounts payable and accrued expenses and other current liabilities	69,895	9,636
Income taxes	(1,818)	(14,428)
Deposits	1,898	734
Long-term pension and other postretirement obligations	(3,174)	(7,120)
Other operating assets and liabilities	3,921	(3,516)
Cash provided by operating activities	596,716	155,961
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(76,293)	(62,110)
Purchases of investment securities	-	(162)
Proceeds from sale or maturity of investment securities	-	688
Proceeds from property sales and disposals	3,330	28,687
Cash used in investing activities	(72,963)	(32,897)
Cash flows from financing activities:
Proceeds from revolving line of credit	505,600	595,800
Payments on revolving line of credit, long-term borrowings and capital lease
obligations	(758,283)	(853,008)
Payment of note payable to JBS USA	-	(50,000)
Proceeds from sale of common stock	-	198,282
Payment of capitalized loan costs	(5,006)	-
Cash used in financing activities	(257,689)	(108,926)
Effect of exchange rate changes on cash and cash equivalents	(3,928)	(717)
Increase in cash and cash equivalents	262,136	13,421
Cash and cash equivalents, beginning of period	68,180	41,609
Cash and cash equivalents, end of period	330,316	55,030

PILGRIM'S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as the sum of EBITDA plus restructuring charges, reorganization items and loss on early extinguishment of debt less net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29,	September 23,	September 29,	September 23,
	2013	2012	2013	2012
	(In thousands)		(In thousands)
Net income	$161,024	$42,941	$406,043	$151,692
Add:
Income tax expense (benefit)	5,578	1,049	24,216	(656)
Interest expense, net	19,842	25,004	66,705	77,544
Depreciation and amortization	37,914	36,431	113,853	108,408
Asset impairments	361	-	361	-
Minus:
Amortization of capitalized loan costs	2,204	2,469	7,238	7,405
EBITDA	222,515	102,956	603,940	329,583
Add:
Restructuring charges	3,658	2,647	4,622	5,921
Minus:
Net income (loss) attributable to noncontrolling
interest	106	10	(162)	230
Adjusted EBITDA	$226,067	$105,593	$608,724	$335,274

The summary unaudited consolidated income statement data for the twelve months ended September 29, 2013 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 23, 2012 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 30, 2012 and (2) the applicable unaudited consolidated income statement data for the nine months ended September 29, 2013.

Reconciliation of LTM EBITDA	Fourteen	Thirteen	Thirteen	Thirteen
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended	LTM Ended
	December 30,	March 31,	June 30,	September 29,	September 29,
	2012	2013	2013	2013	2013
	(In thousands)	(In thousands)
Net income	$22,350	$54,228	$190,791	$161,024	$428,393
Add:
Income tax expense (benefit)	(20,325)	2,754	15,884	5,578	3,891
Interest expense, net	25,985	24,605	22,258	19,842	92,690
Depreciation and amortization	39,088	37,790	38,149	37,914	152,941
Asset impairments	-	-	-	361	361
Minus:
Amortization of capitalized loan costs	2,658	2,516	2,518	2,204	9,896
EBITDA	64,440	116,861	264,564	222,515	668,380
Add:
Restructuring charges	2,528	484	480	3,658	7,150
Minus:
Net income (loss) attributable to noncontrolling
interest	(423)	(354)	86	106	(585)
Adjusted EBITDA	$67,391	$117,699	$264,958	$226,067	676,115

Net debt is defined as total long term debt, less current maturities, plus current maturities of long term debt minus cash and cash equivalents. Net debt is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies. A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt

			Thirty-Nine Weeks Ended
	2011	2012	September 23, 2012	September 29, 2013
			(in Thousands)
Long term debt, less current maturities	1,458,001	1,148,870	1,151,127	912,019
Add: Current maturities of long term debt	15,611	15,886	15,619	396
Minus: Cash and cash equivalents	41,609	68,180	59,556	330,316
Net debt	1,432,003	1,096,576	1,107,190	582,099

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29,	September 23,	September 29,	September 23,
	2013	2012	2013	2012
	(In thousands)		(In thousands)
Sources of net sales by country of origin:		CORRECTED		CORRECTED
US:	$1,932,634	$1,850,934	$5,662,991	$5,312,278
Mexico:	210,181	217,544	700,872	619,442
Total net sales:	$2,142,815	$2,068,478	$6,363,863	$5,931,720

Sources of cost of sales by country of origin:
US:	$1,702,791	$1,772,550	$5,139,883	$5,023,704
Mexico:	203,451	189,793	586,465	547,727
Total cost of sales:	$1,906,242	$1,962,343	$5,726,348	$5,571,431

Sources of gross profit by country of origin:
US:	$229,843	$78,384	$523,108	$288,574
Mexico:	6,730	27,751	114,407	71,715
Total gross profit:	$236,573	$106,135	$637,515	$360,289